EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of The PBSJ Corporation of our report dated December 1, 2000, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
Miami, Florida
February 14, 2001